UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.03 Bankruptcy or Receivership.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Item 7.01 — Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 CREDIT AND GUARANTEE AGREEMENT
EX-10.2 FORM OF EXIT AGREEMENT
EX-10.3 LENDER SUPPORT AGREEMENT
EX-10.4 NOTEHOLDER SUPPORT AGREEMENT
EX-99.1 PRESS RELEASE

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
General
On July 7, 2009, Lear Corporation (“Lear”) and certain of its United States and Canadian subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Petitions”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Consolidated Case No. 09-14326) (the “Chapter 11 Cases”). Lear expects that certain of its Canadian subsidiary Debtors will shortly commence parallel cases under section 18.6 of the Companies’ Creditors Arrangement Act (the “CCAA Cases”) in the Ontario Superior Courts Commercial List (the “Canadian Court”), in which these Canadian Debtors will seek relief consistent with the relief sought by the Debtors in the Chapter 11 Cases. The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.
In connection with the filing of the Chapter 11 Petitions, Lear entered into support agreements with certain of the lenders under Lear’s Senior Credit Facility (as defined below) and certain holders of Lear’s Senior Notes (as defined below). Pursuant to these support agreements, such lenders and bondholders have agreed, subject to certain conditions, to support any plan of reorganization proposed by the Debtors (any such Plan, a “Qualified Plan”) to the extent such plan is consistent in all material respects with the plan of reorganization (the “Plan”) described in the Joint Plan of Reorganization Term Sheet filed as Exhibit 99.2 to Lear’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2009 (the “Term Sheet”). The Debtors’ proposed financial restructuring, as outlined in the Term Sheet, has the support of (i) a majority of the members of a steering committee of Lear’s secured lenders and a steering committee of bondholders acting on behalf of an ad hoc group of bondholders, (ii) Participating Lenders (as defined below) representing approximately 68% of the aggregate amount of all Lender Claims (as defined below) and (iii) Participating Noteholders (as defined below) representing more than 50% of the aggregate amount of all Noteholder Claims (as defined below).
Subject to certain exceptions, general unsecured claims which are due and payable on or before the effective date of the Plan (the “Effective Date”) and relate to the provision of goods or services to the Debtors arising with, or held by, persons or entities with whom the Debtors conducted business as of the filing of the Chapter 11 Petitions would be paid in full in cash under the Plan.
DIP Agreement
Subject to the approval of the Court, the Debtors entered into a Credit and Guarantee Agreement by and among Lear, as borrower, and the other guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders party thereto, dated as of July 6, 2009 (the “DIP Agreement”).
The DIP Agreement provides for a new money debtor-in-possession financing comprised of a term loan in the aggregate principal amount of $500 million. The proceeds of the term loan will be used for working capital and other general corporate needs of the Debtors and their subsidiaries and the payment of fees and expenses in accordance with the final order of the Court authorizing such borrowing and subject to the satisfaction of certain other customary conditions. Obligations under the DIP Agreement will be secured by a lien on the assets of the Debtors (which lien will have first priority priming status with respect to many of the Debtors’ assets) and by a superpriority administrative expense claim in each of the Chapter 11 Cases.

Advances under the DIP Agreement will bear interest at a fixed rate per annum equal to (i) LIBOR (with a LIBOR floor of 3.5%), as adjusted for certain statutory reserves, plus 10% or (ii) the Adjusted Base Rate plus 9%. In addition, the DIP Agreement obligates the Debtors to pay certain fees to the lenders, as described in the DIP Agreement.
The DIP Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature. These covenants include, without limitation, (i) achievement of a minimum amount of consolidated EBITDA (as defined in the DIP Agreement); (ii) maintenance of a minimum amount of liquidity; (iii) limitations on the amount of capital expenditures; (iv) limitations on fundamental changes involving Lear or its subsidiaries; and (v) limitations on indebtedness and liens.
The Debtors’ obligations under the DIP Agreement may be accelerated following certain events of default, including without limitation, any breach by the Debtors of any of the representations, warranties or covenants made in the DIP Agreement or the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code.
The DIP Agreement matures on the first anniversary of the closing date thereof (the “Closing Date”) and may be extended, at Lear’s option to the date that is fifteen (15) months after the Closing Date. The DIP Agreement is convertible into an exit facility of up to $500 million (the “Exit Facility”), comprised of a term loan in an aggregate principal amount equal to the principal amount of the terms loans outstanding under the DIP Agreement at the time of conversion. The DIP Agreement is convertible into the Exit Facility upon the Debtors’ emergence from chapter 11 of the Bankruptcy Code, subject to the satisfaction of various conditions, including, without limitation, the approval by the Court of a Qualified Plan and that the Debtors are not then in default under the terms of the DIP Agreement. The Exit Facility’s scheduled maturity date is three years after the Effective Date. The credit agreement governing the Exit Facility (the “Exit Agreement”) will contain various customary representations, warranties and covenants by the Debtors, including, without limitation, (i) covenants regarding maximum leverage and minimum interest coverage; (ii) limitations on the amount of capital expenditures; (iii) limitations on fundamental changes involving Lear or its subsidiaries; and (iv) limitations on indebtedness and liens.
The foregoing summaries of the DIP Agreement and the Exit Agreement are summaries only and are qualified, in all respects, by the provisions of the DIP Agreement and the form of Exit Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Lender Support Agreement
The Debtors entered into an agreement dated as of July 6, 2009 (the “Lender Support Agreement”), with certain participating lenders (the “Participating Lenders”) who are parties to the Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, among Lear, certain of its subsidiaries, the several Lenders from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as lender and general administrative agent (“JPMCB”) (as amended and supplemented, the “Senior Credit Facility”). Pursuant to the Lender Support Agreement and subject to the terms and conditions contained therein, the Participating Lenders have agreed, among other things, (i) to support any Qualified Plan and (ii) not to sell or otherwise transfer or grant any right to acquire any interest in any claim under the Senior Credit Facility (a “Lender Claim”) except in accordance with the terms of the Senior Credit Facility and to a transferee who agrees to be bound by the Lender Support Agreement.
The Debtors’ proposed financial restructuring, as outlined in the Term Sheet, has the support of (i) a majority of the members of a steering committee of the Lenders, and (ii) Participating Lenders representing approximately 68% of the aggregate amount of the Lender Claims.

The Lender Support Agreement may be terminated:
•	by the mutual written consent of Lear and Participating Lenders holding more than 66 ⅔% of the Lender Claims bound under the Lender Support Agreement (the “Requisite Participating Lenders”);
•	by the Requisite Participating Lenders, following the occurrence of any of the following events: (i) a Qualified Plan and a disclosure statement related to the Plan, consistent in all material respects with the Term Sheet and the Lender Support Agreement shall not have been filed within 60 days after the filing of the Chapter 11 Petitions (the “Petition Date”); (ii) the Court shall not have entered an order approving the adequacy of the disclosure statement within 150 days after the Petition Date; (iii) the Court shall not have entered an order (the “Confirmation Order”) confirming a Plan within 270 days after the Petition Date; (iv) a Qualified Plan shall not have been consummated within 300 days after the Petition Date; (v) the Debtors shall have materially breached certain of their covenants under the Lender Support Agreement, publicly announced their intention not to support a Qualified Plan or proposed, accepted or filed a motion with the Court seeking approval of a transaction that is not a Qualified Plan; (vi) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, or the Chapter 11 Cases shall have been converted to cases under chapter 7 of the Bankruptcy Code; (vii) any of the Chapter 11 Cases shall have been involuntarily dismissed; (viii) the Court shall not have entered, within 10 days after the Petition Date, an order governing the use by the Debtors of the Lenders’ cash collateral and granting adequate protection to the Lenders; (ix) the Court shall not have entered, within 60 days after the Petition Date, a debtor-in-possession financing order in form and substance reasonably satisfactory to JPMCB; (x) an event of default shall have occurred and be continuing under the DIP Agreement and the obligations thereunder shall have been accelerated and declared due and payable; (xi) a force majeure event shall have occurred; or (xii) there shall have been a termination event under the Noteholder Support Agreement (as defined below); or
•	by Lear, following any material breach of any of the Participating Lenders’ representations, warranties, covenants or agreements set forth in the Lender Support Agreement.
The foregoing summary of the Lender Support Agreement is a summary only and is qualified, in all respects, by the provisions of the Lender Support Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Noteholder Support Agreement
The Debtors entered into an agreement dated as of July 6, 2009 (the “Noteholder Support Agreement”), with certain holders (the “Participating Noteholders”) of Lear’s debt instruments set forth below:
•	8.50% senior notes due 2013 (the “8.50% Notes”);
•	5.75% senior notes due 2014 (the “5.75% Notes”);
•	8.75% senior notes due 2016 (the “8.75% Notes”); and
•	Zero-coupon convertible senior notes due 2022 (the “Zero-Coupon Notes” and together with the 8.50% Notes, the 5.75% Notes and the 8.75% Notes, the “Senior Notes”).
Pursuant to the Noteholder Support Agreement and subject to the terms and conditions contained therein, the Participating Noteholders have agreed, among other things, (i) to support a Qualified Plan, (ii) to support the debtor-in-possession financing contemplated by the Term Sheet and (iii) not to sell or otherwise transfer or grant any right to acquire any interest in any claim under the Senior Notes (a “Noteholder Claim”) except to a Participating Noteholder or to a transferee who agrees to be bound by the Noteholder Support Agreement.

The Debtors’ proposed financial restructuring, as outlined in the Term Sheet, has the support of (i) a steering committee of bondholders acting on behalf of an ad hoc group of bondholders and (ii) Participating Noteholders representing more than 50% of the aggregate amount of all Noteholder Claims.
The Noteholder Support Agreement may be terminated:
•	by the mutual written consent of Lear and Participating Noteholders holding more than 66 ⅔% of the Noteholder Claims bound under the Noteholder Support Agreement (the “Requisite Participating Noteholders”);
•	by the Requisite Participating Noteholders, following the occurrence of any of the following events: (i) a Qualified Plan and a disclosure statement related to the Plan, consistent in all material respects with the Term Sheet and the Noteholder Support Agreement shall not have been filed within 60 days after the Petition Date; (ii) the Court shall not have entered an order approving the adequacy of the disclosure statement within 150 days after the Petition Date; (iii) the Court shall not have entered the Confirmation Order within 270 days after the Petition Date; (iv) a Qualified Plan shall not have been consummated within 300 days after the Petition Date; (v) the Debtors shall have materially breached certain of their covenants, representations, warranties or obligations under the Noteholder Support Agreement; (vi) the Debtors shall have withdrawn or revoked the Qualified Plan or publicly announced their intention not to pursue a Qualified Plan or proposed, accepted or filed a motion with the Court seeking approval of a plan of reorganization or other transaction that is not a Qualified Plan; (vii) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, or any of the Chapter 11 Cases shall have been converted to cases under chapter 7 of the Bankruptcy Code; (viii) any of the Chapter 11 Cases shall have been involuntarily dismissed; (ix) the CCAA Cases shall have been converted to Canadian bankruptcy proceedings or the CCAA Cases shall have been involuntarily dismissed by the Canadian Court; (x) the Qualified Plan shall have been modified or replaced such that it is not consistent in any material respect with the Term Sheet; (xi) the termination of, or occurrence of an event of default, under any order or agreement permitting the use of cash collateral which shall not have been cured; (xii) a force majeure event shall have occurred; or (xiii) there shall have been a termination event under the Lender Support Agreement; or
•	by Lear, following any material breach of any of the Participating Noteholders’ representations, warranties, covenants or agreements set forth in the Noteholder Support Agreement.
The foregoing summary of the Noteholder Support Agreement is a summary only and is qualified, in all respects, by the provisions of the Noteholder Support Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.
Item 1.03 Bankruptcy or Receivership.
On July 7, 2009, the Debtors filed the Chapter 11 Petitions. Lear expects that certain of its Canadian subsidiary Debtors will shortly commence the CCAA Cases. The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Chapter 11 Petitions is incorporated into this Item 1.03.
A copy of the press release dated July 7, 2009, which announces the filing of the Chapter 11 Petitions, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K regarding the DIP Agreement is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
As previously disclosed, Lear is in default under the Senior Credit Facility, the 8.50% Notes and the 8.75% Notes, and certain foreign exchange, commodity and interest rate hedging transactions. In addition, the filing of the Chapter 11 Petitions constituted an event of default or otherwise triggered repayment obligations under the following debt instruments:
•	Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, among Lear, certain of its subsidiaries, the several Lenders from time to time parties thereto, the several agents parties thereto and JPMCB, as general administrative agent, as amended and supplemented by that certain First Amendment, dated as of June 27, 2008, Second Amendment and Waiver, dated as of March 17, 2009, Third Amendment and Waiver, dated as of May 13, 2009, and Fourth Amendment and Release, dated as of June 22, 2009;
•	Indenture dated as of November 24, 2006, by and among Lear, certain subsidiary guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (“BONY”), relating to the 8.50% Notes and the 8.75% Notes;
•	Indenture dated as of August 3, 2004, by and among Lear, the guarantors party thereto from time to time and BNY Midwest Trust Company, N.A., as trustee, as amended and supplemented by that certain Supplemental Indenture No. 1 and Supplemental Indenture No. 2 relating to the 5.75% Notes; and
•	Indenture, dated as of February 20, 2002, by and among Lear, the guarantors party thereto from time to time and BONY, as amended and supplemented by that certain Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3 and Supplemental Indenture No. 4 relating to the Zero-Coupon Notes.
Lear has approximately $2.3 billion outstanding under the Senior Credit Facility (including outstanding letters of credit and termination claims under certain hedging arrangements held by certain Lenders) and approximately $1.3 billion of Senior Notes outstanding, consisting primarily of $589 million aggregate principal amount of 8.75% Notes, $400 million aggregate principal amount of 5.75% Notes, $298 million aggregate principal amount of 8.50% Notes and $1 million aggregate principal amount of Zero-Coupon Notes. As a result of the filing of the Chapter 11 Petitions, all indebtedness outstanding under the Senior Credit Facility and the Senior Notes was accelerated and became due and payable, subject to an automatic stay of any action to collect, assert or recover a claim against Lear and the application of applicable bankruptcy law.
Section 7 — Regulation FD
Item 7.01 — Regulation FD Disclosure
Additional information on the Chapter 11 Petitions, including access to documents filed with the Court and other general information about the Chapter 11 Cases is available at http://www.kccllc.net/lear. Lear expects to begin submitting monthly operating reports to the Court in August, 2009 and also plans to make these monthly reports available through the Investor Relations section of http://www.lear.com. Lear will continue to file quarterly and annual reports with the Securities and Exchange Commission, which will also be available in the Investor Relations section of www.lear.com.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description

10.1
Credit and Guarantee Agreement, dated as of July 6, 2009, by and among Lear, as borrower, the other guarantors named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the lenders party thereto

10.2	Form of Credit Agreement among reorganized Lear, as borrower, the several other lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

10.3	Agreement dated as of July 6, 2009, by and among Lear, JPMorgan Chase Bank, N.A., as Agent for the Lenders, and each of the Participating Lenders

10.4	Agreement dated as of July 6, 2009, as amended, by and among Lear and each of the Participating Noteholders

99.1	Press release, dated July 7, 2009
Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: the potential adverse impact of the chapter 11 bankruptcy filing on Lear’s business, financial condition or results of operations, including Lear’s ability to maintain contracts, trade credit and other customer and vendor relationships that are critical to its business and the actions and decisions of Lear’s creditors and other third parties with interests in Lear’s chapter 11 proceedings; Lear’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; the occurrence of any event, change or other circumstance that could give rise to the termination of the plan support agreements Lear has entered into with certain of its lenders and bondholders; general economic conditions in the markets in which Lear operates, including changes in interest rates or currency exchange rates, the financial condition of Lear’s customers or suppliers; changes in actual industry vehicle production levels from Lear’s current estimates; fluctuations in the production of vehicles for which Lear is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which Lear is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles; disruptions in the relationships with Lear’s suppliers; labor disputes involving Lear or its significant customers or suppliers or that otherwise affect Lear; Lear’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in Lear’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting Lear’s key customers and suppliers; the cost and availability of raw materials and energy; Lear’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which Lear is or may become a party; unanticipated changes in cash flow, including Lear’s ability to align its vendor payment terms with those of its customers; further impairment charges initiated by adverse industry or market developments; and other risks described from time to time in Lear’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and Lear’s success in implementing its operating strategy. The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and Lear does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: July 7, 2009	By:	/s/ Matthew J. Simoncini
	Name:	Matthew J. Simoncini
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1
Credit and Guarantee Agreement, dated as of July 6, 2009, by and among Lear, as borrower, the other guarantors named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the lenders party thereto

10.2	Form of Credit Agreement among reorganized Lear, as borrower, the several other lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

10.3	Agreement dated as of July 6, 2009, by and among Lear, JPMorgan Chase Bank, N.A., as Agent for the Lenders, and each of the Participating Lenders

10.4	Agreement dated as of July 6, 2009, as amended, by and among Lear and each of the Participating Noteholders

99.1	Press release, dated July 7, 2009